EXHIBIT 99.1
For Immediate Release

Hasbro Reports Second Quarter 2023 Financial Results
Announces Sale of eOne Film and TV Business to Lionsgate

Pawtucket, R.I., August 3, 2023 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the second quarter 2023.

"The Hasbro team delivered a solid second quarter, with revenue ahead of our expectations, significant reduction of inventory, and meaningful progress toward our transformation and cost savings programs," said Chris Cocks, Hasbro chief executive officer. "New products are delighting our fans around the world, including the return of FURBY and the release of MAGIC: THE GATHERING's Universes Beyond set, The Lord of the Rings: Tales of Middle-earth, which is already the second largest set in MAGIC's history. TRANSFORMERS entertainment and innovation is driving strong growth in the brand.

"Importantly, we announced an agreement to sell our eOne Film and TV business to Lionsgate, where it will be in good hands, and expect to close the transaction by year end," continued Cocks. "Storytelling is part of our mission, and Hasbro will keep producing compelling entertainment that helps bring our beloved brands to life. The sale allows us to focus on our core toy and game expertise, partner with the industry's best, and strengthen our balance sheet as we invest to drive long-term growth and return cash to shareholders."

"Through the first six months, our results have been at or above our plan," said Gina Goetter, Hasbro chief financial officer. "Looking at our full year, our Consumer Products segment remains on track and our Wizards of the Coast and Digital Gaming segment is performing better than expected. Positive proof points are emerging across a variety of our transformation initiatives as we lower costs, improve productivity, and reset Hasbro for profitable growth. Selling our eOne Film and TV business will give us greater focus and financial flexibility moving forward, including paying down a minimum of $400 million in floating rate debt."

Highlights

•Q2 Hasbro, Inc. revenue declined 10%, ahead of expectations, driven by stronger than planned point of sale trends within Consumer Products.
•Announced sale of eOne Film & TV business enabling focus on core toy and game brands; expected to close in the back-half of 2023.
•Meaningful progress on transformation; delivered $84 million of cost savings under the Operational Excellence Program in the first half of 2023.
•Reduced owned inventory level by 16% versus prior year driven by Consumer Products; global Retail inventory down 16%.
•Reaffirming outlook on Consumer Products segment and increasing revenue growth guidance for Wizards of the Coast and Digital Gaming segment.
•Updating guidance on Entertainment segment to reflect the reality of the writers' and actors' strikes impact on production deliveries.
•Launched compelling innovation across toys and games: MAGIC: THE GATHERING Universes Beyond The Lord of the Rings: Tales of Middle-earth; MONOPOLY NBA Prizm and Super Mario Brothers editions.

Second Quarter and First Half 2023 Financial Results

$ Millions, except earnings per share	Q2 2023	Q2 2022	% Change	1H 2023	1H 2022	% Change
Net Revenues[1]	$1,210.0	$1,339.2	-10%	$2,211.0	$2,502.3	-12%

Operating Profit (Loss)	$(188.6)	$219.1	>-100%	$(170.7)	$339.1	>-100%
Adjusted Operating Profit[2]	$136.8	$241.0	-43%	$184.0	$382.8	-52%

Net Earnings (Loss)	$(235.0)	$142.0	>-100%	$(257.1)	$203.2	>-100%
Net Earnings (Loss) per Diluted Share	$(1.69)	$1.02	>-100%	$(1.85)	$1.46	>-100%

Adjusted Net Earnings[2]	$67.7	$160.6	-58%	$68.7	$240.0	-71%
Adjusted Net Earnings per Diluted Share[2]	$0.49	$1.15	-57%	$0.49	$1.72	-72%

EBITDA[2]	$(127.9)	$285.4	>-100%	$(55.5)	$459.4	>-100%
Adjusted EBITDA[2]	$198.6	$308.3	-36%	$297.3	$500.4	-41%
1Foreign exchange had a negative $3.5 million and $19.3 million impact on second quarter and first half 2023 revenue, respectively.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures, namely, adjusted operating profit, adjusted net earnings, adjusted net earnings per share and adjusted EBITDA. Including, among other items, $296.2 million ($279.9 million after tax) non-cash Goodwill and Asset impairment charges within the Entertainment segment.

Second Quarter and First Half 2023 Segment Performance

Q2 2023 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	Q2 2023	Q2 2022
Consumer Products	$655.2	$734.2	-11%	$11.4	$(6.5)	$22.2	$3.1
Wizards of the Coast and Digital Gaming	$375.6	$419.8	-11%	$142.3	$225.6	$142.3	$225.6
Entertainment	$179.2	$185.2	-3%	$(324.2)	$14.3	$(20.8)	$23.0
Corporate and Other	N/A	N/A	N/A	$(18.1)	$(14.3)	$(6.9)	$(10.7)

1H 2023 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	1H 2023	1H 2022	% Change	1H 2023	1H 2022	1H 2023	1H 2022
Consumer Products	$1,175.6	$1,407.0	-16%	$(34.6)	$2.1	$(13.2)	$22.0
Wizards of the Coast and Digital Gaming	$670.8	$682.6	-2%	$219.1	$332.0	$219.1	$332.0
Entertainment	$364.6	$412.7	-12%	$(332.9)	$26.5	$(23.3)	$44.0
Corporate and Other	N/A	N/A	N/A	$(22.3)	$(21.5)	$1.4	$(15.2)
1See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures, namely, adjusted operating profit, adjusted net earnings, adjusted net earnings per share and adjusted EBITDA. Including, among other items, $296.2 million ($279.9 million after tax) non-cash Goodwill and Asset impairment charges within the Entertainment segment.

Second Quarter 2023 Segment Commentary & FY 2023 Outlook
Consumer Products Segment
•Revenue decrease of 11% driven by business exits and a continued focus on inventory reduction; partially offset by growth of 18% in Consumer Products Licensing behind concerted efforts to leverage IP across new partnerships.
•Adjusted operating profit margin of 3.4% grew 3 margin points versus last year driven by cost savings, improved mix from licensing revenue growth and lower royalties.

Wizards of the Coast and Digital Gaming Segment
•Revenue decrease of 11% driven by tabletop revenue which, as expected, was impacted by one fewer MAGIC: THE GATHERING set release in Q2 compared to 2022.
•Digital and licensed gaming revenue increase of 33%, bolstered by the addition of D&D Beyond and growth in Magic: The Gathering Arena.
•Operating profit decline of 37% due to lower revenue, higher royalty expense associated with Universes Beyond and increased investments.

Entertainment Segment
•Revenue decline of 3% driven by exited businesses partially offset by growth across scripted TV and Family Brands.
•Operating loss includes $296 million non-cash Goodwill and Asset impairment charges for second quarter and six months; $231 million is related to the goodwill impairment of Film & TV due to the expected economic impact of industry factors and $65 million related to an intangible impairment of the eOne Trademark.
•Adjusted operating loss for the second quarter includes a $25.0 million Dungeons & Dragons: Honor Among Thieves production asset impairment charge.
Second Quarter and First Half 2023 Brand Portfolio

Brand Performance[1] ($ Millions)	Net Revenues
	Q2 2023	Q2 2022	% Change	1H 2023	1H 2022	% Change
Franchise Brands	$788.4	$826.0	-5%	$1,401.8	$1,476.4	-5%
Partner Brands	$172.9	$219.4	-21%	$305.6	$425.9	-28%
Portfolio Brands	$107.1	$135.8	-21%	$199.1	$248.4	-20%
Non-Hasbro Branded Film & TV	$141.6	$158.0	-10%	$304.5	$351.6	-13%
1Effective in the first quarter of 2023, the Company realigned its Brand Portfolios to Franchise Brands, Partner Brands, Portfolio Brands and Non-Hasbro Branded Film & TV. Franchise Brands include DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS. A schedule of historical quarterly revenue is available at https://investor.hasbro.com/ under Financials & Filings.

Franchise Brands
•Franchise Brands revenue was down 5% in the quarter driven by macro trends and inventory reductions.
•Delivered significant Q2 revenue growth in TRANSFORMERS and DUNGEONS & DRAGONS.
•PEPPA PIG grew as a result of growth in entertainment and digital gaming.
•Hasbro Gaming was flat and the other Franchise Brands declined.

Partner Brands
•Total Partner Brand revenue was down 21% in the quarter due to license exits.
•Sales of Hasbro products for Spider-Man by Marvel are up with an over 100% increase in point-of-sale year-over-year since the release of Spider-Man: Across the Spider-Verse and further supported by the preschool series, evergreen marketing and new product releases.

Portfolio Brands
•The decline in Portfolio Brands is driven by the reprioritization of investment to support Franchise Brands, as well as discontinuances across the retail footprint.

Second Quarter and First Half 2023 MAGIC: THE GATHERING and Hasbro Total Gaming

	Net Revenues
$ Millions	Q2 2023	Q2 2022	% Change	1H 2023	1H 2022	% Change
MAGIC: THE GATHERING	$311.0	$365.5	-15%	$540.1	$562.7	-4%
Hasbro Total Gaming[1]	$491.2	$528.3	-7%	$877.7	$907.1	-3%
1Hasbro’s Total Gaming Category includes all gaming revenue, most notably MAGIC: THE GATHERING, Hasbro Gaming and DUNGEONS & DRAGONS.

MAGIC: THE GATHERING
•Revenue decrease of 15% due to the timing of set releases with one fewer release compared to prior year.
•The newest Universes Beyond set, The Lord of the Rings: Tales of Middle-earth, was the second biggest launch sell-in ever and is tracking to be the biggest selling MAGIC set of all time.
•Fans continue to return to organized play as MagicCon Barcelona just finished and the MAGIC World Championships return to Las Vegas from September 22 to 24.

Capital Priorities and Dividend
During the second quarter and year-to-date, Hasbro paid $97 million and $194 million, respectively, in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on August 15, 2023 to shareholders of record at the close of business on August 1, 2023.

The Company continues to target Debt to EBITDA ratio of 2.0 to 2.5 times. For 2023, progress is expected against this target. Pending the outcome of the sale of the eOne Film and TV business, the Company anticipates prioritizing the sale proceeds toward paying down debt. The Company remains committed to maintaining its investment grade rating.

Operational Excellence Program
In support of Hasbro's Blueprint 2.0 strategy, Hasbro implemented an Operational Excellence program to deliver $250-300 million in annualized run-rate cost savings by year-end 2025. In the first half 2023, the Company realized $84 million of savings and is on track to achieve $150 million of in-year cost savings for the full-year 2023. Expected cash costs to implement the program are approximately $200 million, of which $44 million was spent in the first half 2023. An $8.0 million after-tax charge was recorded in the second quarter 2023 associated with the execution of the Blueprint 2.0 strategy.

Company Outlook
The outlook across the Consumer Products Segment is unchanged and Wizards of the Coast and Digital Gaming Segment revenue outlook is higher than prior guidance. Entertainment Segment guidance is updated to reflect the reality of the writers' and actors' strikes on the eOne Film and TV business. The updated guidance assumes eOne Film and TV is included for the entire fiscal year and guidance will be updated once the eOne Film and TV sale transaction is complete.

The Company now expects:

•Revenue decline of 3-6% driven by the Entertainment Segment.
◦No change to Consumer Product guidance of down mid-single digits.
◦Increasing guidance on Wizards of the Coast Segment to up high-single digits.
◦Reducing outlook on Entertainment to down 25 to 30%.
•Adjusted operating margin up 20 to 50 basis points versus last year's adjusted operating margin1
◦Consumer Products segment and Wizards and Digital Gaming segment margin outlook unchanged from prior guidance.
◦Entertainment segment margin is now expected to decline as a result of the D&D film impairment and the ongoing industry strikes.

The Company continues to expect:
.
•Adjusted EBITDA approximately flat with 2022 adjusted EBITDA.
•Operating Cash Flow of $600 to $700 million.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin, adjusted earnings per diluted share and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Guidance does not reflect the announced sale of select entertainment assets. The Company plans to update its outlook upon completion of the transaction.

Conference Call Webcast
Hasbro will webcast its second quarter 2023 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through toys, consumer products, gaming and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com.

© 2023 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; expectations relating to products, gaming and entertainment launches; anticipated cost savings; financial targets; anticipated financial performance for 2023; and expectations relating to the announced sale of the eOne Film and TV business, including the timing of completion and use of proceeds. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability and to achieve anticipated cost savings;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to successfully compete in the play and entertainment industry;
•our ability to successfully evolve and transform our business and capabilities to address the global consumer landscape;
•risks relating to our ability to successfully complete the announced sale of the eOne Film and Television business, including uncertainty as to whether the transaction will be completed in a timely manner or at all; the conditions precedent to completion of the transaction will be satisfied, including the ability to secure applicable regulatory approvals in a timely manner or at all or on expected terms; risks of unexpected costs, liabilities or delays; the effect of ongoing writers’ and actors’ strikes; and the effect of the announcement, pendency or consummation of the transaction on customers, employees, actors, writers, producers and operating results;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the ongoing strike by the writers’ and actors' unions in May 2023 and July 2023, could delay or halt our ongoing development, production and distribution activities; halts or delays, depending on the length of time, could cause a delay or interruption in our release of new films and television programs, which could impact our entertainment business;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks related to economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, the coronavirus or other outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed. We may not achieve a successful or timely sale of non-core assets;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and

•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, Operational Excellence and Blueprint 2.0 implementation charges; and certain non-cash asset impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence and Blueprint 2.0 implementation charges, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5464 | debbie.hancock@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | (650) 285-9721 | bertie.thomson@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	July 2, 2023	June 26, 2022
ASSETS
Cash and Cash Equivalents	$216.6	$628.2
Accounts Receivable, Net	877.0	870.5
Inventories	731.3	867.5
Prepaid Expenses and Other Current Assets	684.1	719.2
Total Current Assets	2,509.0	3,085.4
Property, Plant and Equipment, Net	515.4	409.9
Goodwill	3,239.2	3,483.2
Other Intangible Assets, Net	724.8	1,156.9
Other Assets	1,621.3	1,367.6
Total Assets	$8,609.7	$9,503.0

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$148.2	$98.0
Current Portion of Long-Term Debt	69.4	137.0
Accounts Payable and Accrued Liabilities	1,732.8	1,923.2
Total Current Liabilities	1,950.4	2,158.2
Long-Term Debt	3,668.5	3,739.0
Other Liabilities	520.6	570.0
Total Liabilities	6,139.5	6,467.2
Redeemable Noncontrolling Interests	—	23.0
Total Shareholders' Equity	2,470.2	3,012.8
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$8,609.7	$9,503.0

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Six Months Ended
	July 2, 2023	% Net Revenues	June 26, 2022	% Net Revenues	July 2, 2023	% Net Revenues	June 26, 2022	% Net Revenues
Net Revenues	$1,210.0	100.0%	$1,339.2	100.0%	$2,211.0	100.0%	$2,502.3	100.0%
Costs and Expenses:
Cost of Sales	352.2	29.1%	411.5	30.7%	637.5	28.8%	744.6	29.8%
Program Cost Amortization	134.4	11.1%	80.7	6.0%	256.9	11.6%	219.2	8.8%
Royalties	119.9	9.9%	110.1	8.2%	188.9	8.5%	200.2	8.0%
Product Development	72.4	6.0%	79.2	5.9%	155.7	7.0%	148.8	5.9%
Advertising	85.1	7.0%	84.2	6.3%	167.9	7.6%	161.8	6.5%
Amortization of Intangibles	22.8	1.9%	27.2	2.0%	45.9	2.1%	54.3	2.2%
Selling, Distribution and Administration	380.6	31.5%	327.2	24.4%	697.7	31.6%	634.3	25.3%
Impairment of Goodwill	231.2	19.1%	—	0.0%	231.2	10.5%	—	0.0%
Operating Profit (Loss)	(188.6)	-15.6%	219.1	16.4%	(170.7)	-7.7%	339.1	13.6%
Interest Expense	46.6	3.9%	41.7	3.1%	92.9	4.2%	83.3	3.3%
Other Expense (Income), Net	(7.3)	-0.6%	(2.5)	-0.2%	(14.7)	-0.7%	(4.3)	-0.2%
Earnings (Loss) before Income Taxes	(227.9)	-18.8%	179.9	13.4%	(248.9)	-11.3%	260.1	10.4%
Income Tax Expense	7.0	0.6%	39.4	2.9%	7.7	0.3%	56.7	2.3%
Net Earnings (Loss)	(234.9)	-19.4%	140.5	10.5%	(256.6)	-11.6%	203.4	8.1%
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.1	0.0%	(1.5)	-0.1%	0.5	0.0%	0.2	0.0%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(235.0)	-19.4%	$142.0	10.6%	$(257.1)	-11.6%	$203.2	8.1%

Per Common Share
Net Earnings (Loss)
Basic	$(1.69)		$1.02		$(1.85)		$1.46
Diluted	$(1.69)		$1.02		$(1.85)		$1.46

Cash Dividends Declared	$0.70		$0.70		$1.40		$1.40

Weighted Average Number of Shares
Basic	138.8		139.0		138.7		139.2
Diluted	139.0		139.2		138.8		139.4

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Six Months Ended
	July 2, 2023	June 26, 2022
Cash Flows from Operating Activities:
Net Earnings (Loss)	$(256.6)	$203.4
Impairment of Goodwill	231.2	—
Other Non-Cash Adjustments	432.1	337.3
Changes in Operating Assets and Liabilities	(287.5)	(392.9)
Net Cash Provided by Operating Activities	119.2	147.8

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(112.1)	(75.8)
Investments and Acquisitions	—	(146.3)
Other	(3.7)	9.5
Net Cash Utilized by Investing Activities	(115.8)	(212.6)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	1.6	2.1
Repayments of Long-Term Debt	(90.7)	(152.5)
Net Proceeds from Short-Term Borrowings	6.6	97.2
Purchases of Common Stock	—	(124.0)
Stock-Based Compensation Transactions	—	74.2
Dividends Paid	(193.8)	(191.9)
Payments Related to Tax Withholding for Share-Based Compensation	(14.5)	(19.6)
Other	(5.4)	(5.4)
Net Cash Utilized by Financing Activities	(296.2)	(319.9)

Effect of Exchange Rate Changes on Cash	(3.7)	(6.3)

Net Decrease in Cash and Cash Equivalents	(296.5)	(391.0)

Cash and Cash Equivalents at Beginning of Year	513.1	1,019.2

Cash and Cash Equivalents at End of Period	$216.6	$628.2

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (9)
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended July 2, 2023			Quarter Ended June 26, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,210.0	$—	$1,210.0	$1,339.2	$—	$1,339.2	-10%
Operating Profit (Loss)	(188.6)	325.4	136.8	219.1	21.9	241.0	-43%
Operating Margin	-15.6%	26.9%	11.3%	16.4%	1.6%	18.0%

Segment Results
Consumer Products:
External Net Revenues (2)	$655.2	$—	$655.2	$734.2	$—	$734.2	-11%
Operating Profit (Loss)	11.4	10.8	22.2	(6.5)	9.6	3.1	>100%
Operating Margin	1.7%	1.6%	3.4%	(0.9)%	1.3%	0.4%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$375.6	$—	$375.6	$419.8	$—	$419.8	-11%
Operating Profit	142.3	—	142.3	225.6	—	225.6	-37%
Operating Margin	37.9%	—	37.9%	53.7%	—	53.7%

Entertainment:
External Net Revenues (4)	$179.2	$—	$179.2	$185.2	$—	$185.2	-3%
Operating Profit (Loss)	(324.2)	303.4	(20.8)	14.3	8.7	23.0	>-100%
Operating Margin	>-100%	>100%	-11.6%	7.7%	4.7%	12.4%

Corporate and Other:
Operating Profit (Loss)	$(18.1)	$11.2	$(6.9)	$(14.3)	$3.6	$(10.7)	36%

(1) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present net revenues and operating profit under the realigned structure.

	Net Revenues
	Quarter Ended
	July 2, 2023	June 26, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$788.4	$826.0	-5%
Partner Brands	172.9	219.4	-21%
Portfolio Brands	107.1	135.8	-21%
Non-Hasbro Branded Film & TV	141.6	158.0	-10%
Total	$1,210.0	$1,339.2

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.

	Net Revenues
	Quarter Ended
	July 2, 2023	June 26, 2022	% Change

MAGIC: THE GATHERING	$311.0	$365.5	-15%
Hasbro Total Gaming (b)	491.2	528.3	-7%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Quarter Ended
	July 2, 2023	June 26, 2022	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$382.0	$433.3	-12%
Europe	131.9	162.1	-19%
Asia Pacific	66.4	66.6	0%
Latin America	74.9	72.2	4%
Total	$655.2	$734.2

	Quarter Ended
	July 2, 2023	June 26, 2022	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$298.5	$361.8	-17%
Digital and Licensed Gaming	77.1	58.0	33%
Total	$375.6	$419.8

	Quarter Ended
	July 2, 2023	June 26, 2022	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$153.3	$148.2	3%
Family Brands	25.9	22.8	14%
Music and Other	—	14.2	-100%
Total	$179.2	$185.2

Operating Results
	Six Months Ended July 2, 2023			Six Months Ended June 26, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$2,211.0	$—	$2,211.0	$2,502.3	$—	$2,502.3	-12%
Operating Profit (Loss)	(170.7)	354.7	184.0	339.1	43.7	382.8	-52%
Operating Margin	(7.7)%	16.0%	8.3%	13.6%	1.7%	15.3%

Segment Results
Consumer Products:
External Net Revenues (6)	$1,175.6	$—	$1,175.6	$1,407.0	$—	$1,407.0	-16%
Operating Profit (Loss)	(34.6)	21.4	(13.2)	2.1	19.9	22.0	>-100%
Operating Margin	(2.9)%	1.8%	(1.1)%	0.1%	1.4%	1.6%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$670.8	$—	$670.8	$682.6	$—	$682.6	-2%
Operating Profit	219.1	—	219.1	332.0	—	332.0	-34%
Operating Margin	32.7%	—	32.7%	48.6%	—	48.6%

Entertainment:
External Net Revenues (8)	$364.6	$—	$364.6	$412.7	$—	$412.7	-12%
Operating Profit (Loss)	(332.9)	309.6	(23.3)	26.5	17.5	44.0	>-100%
Operating Margin	-91.3%	84.9%	(6.4)%	6.4%	4.2%	10.7%

Corporate and Other:
Operating Profit (Loss)	$(22.3)	$23.7	$1.4	$(21.5)	$6.3	$(15.2)	>100%

(5) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present net revenues and operating profit under the realigned structure.

	Net Revenues
	Six Months Ended
	July 2, 2023	June 26, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$1,401.8	$1,476.4	-5%
Partner Brands	305.6	425.9	-28%
Portfolio Brands	199.1	248.4	-20%
Non-Hasbro Branded Film & TV	304.5	351.6	-13%
Total	$2,211.0	$2,502.3

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS

	Net Revenues
	Six Months Ended
	July 2, 2023	June 26, 2022	% Change

MAGIC: THE GATHERING	$540.1	$562.7	-4%
Hasbro Total Gaming (b)	877.7	907.1	-3%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Six Months Ended
	July 2, 2023	June 26, 2022	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$661.1	$838.5	-21%
Europe	263.5	338.8	-22%
Asia Pacific	129.7	118.8	9%
Latin America	121.3	110.9	9%
Total	$1,175.6	$1,407.0

	Six Months Ended
	July 2, 2023	June 26, 2022	% Change
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$516.4	$554.0	-7%
Digital and Licensed Gaming	154.4	128.6	20%
Total	$670.8	$682.6

	Six Months Ended
	July 2, 2023	June 26, 2022	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$321.7	$338.4	-5%
Family Brands	42.9	46.0	-7%
Music and Other	—	28.3	-100%
Total	$364.6	$412.7

(9) Amounts within this section may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended		Six Months Ended
	July 2, 2023	June 26, 2022	July 2, 2023	June 26, 2022
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(235.0)	$142.0	$(257.1)	$203.2
Interest Expense	46.6	41.7	92.9	83.3
Income Tax Expense	7.0	39.4	7.7	56.7
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.1	(1.5)	0.5	0.2
Depreciation	30.6	36.6	54.6	61.7
Amortization of Intangibles	22.8	27.2	45.9	54.3
EBITDA	$(127.9)	$285.4	$(55.5)	$459.4
Non-GAAP Adjustments and Stock Compensation (2)	326.5	22.9	352.8	41.0
Adjusted EBITDA	$198.6	$308.3	$297.3	$500.4

(2) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$19.2	$22.9	$34.9	$41.0
Operational Excellence charges	10.4	—	21.0	—
Blueprint 2.0 implementation charges	0.7	—	0.7	—
Impairment of Goodwill and Intangible Assets	296.2	—	296.2	—
Total	$326.5	$22.9	$352.8	$41.0

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)
Reconciliation of Adjusted Operating Profit (1)
	Quarter Ended		Six Months Ended
	July 2, 2023	June 26, 2022	July 2, 2023	June 26, 2022

Operating Profit (Loss)	$(188.6)	$219.1	$(170.7)	$339.1
Consumer Products	11.4	(6.5)	(34.6)	2.1
Wizards of the Coast and Digital Gaming	142.3	225.6	219.1	332.0
Entertainment	(324.2)	14.3	(332.9)	26.5
Corporate and Other	(18.1)	(14.3)	(22.3)	(21.5)

Non-GAAP Adjustments (2)	$325.4	$21.9	$354.7	$43.7
Consumer Products	10.8	9.6	21.4	19.9
Entertainment	303.4	8.7	309.6	17.5
Corporate and Other	11.2	3.6	23.7	6.3

Adjusted Operating Profit (Loss)	$136.8	$241.0	$184.0	$382.8
Consumer Products	22.2	3.1	(13.2)	22.0
Wizards of the Coast and Digital Gaming	142.3	225.6	219.1	332.0
Entertainment	(20.8)	23.0	(23.3)	44.0
Corporate and Other	(6.9)	(10.7)	1.4	(15.2)

(2) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$—	$3.6	$1.9	$6.3
Acquired intangible amortization (ii)	18.1	18.3	34.9	37.4
Operational Excellence charges (iii)
Transformation office and consultant fees	10.4	—	21.0	—
Blueprint 2.0 implementation charges (iv)
eOne TV and Film business sale process charges (a)	0.7	—	0.7	—
Impairment of Goodwill and Intangible Assets (v)	296.2	—	296.2	—
Total	$325.4	$21.9	$354.7	$43.7

(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) in the six months ended July 2, 2023, and $3.6 ($3.2 after-tax) and $6.3 ($5.6 after-tax) in the quarter and six months ended June 26, 2022. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(iii) Program related consultant and transformation office fees of $10.4 ($8.0 after tax) and $21.0 ( ($16.1 after-tax) for the quarter and six months ended July 2, 2023, are included within Selling, Distribution and Administration within the Corporate and Other segment. These costs relate to the comprehensive review of the Company's operations and development of a transformation plan to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(iv) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. Charges recognized in Selling, Distribution and Administration, as the Company implements the new strategy are $0.7 ($0.5 after tax) for the quarter and six months ended July 2, 2023, consisting of:
(a) eOne TV and Film business sale process charges of $0.7 ($0.5 after-tax) for the quarter and six months ended July 2, 2023, as a result of the sale process for the part of its eOne TV and film business not directly supporting the Company's Branded Entertainment Strategy.
(v) Non-cash Goodwill and Asset impairment charges of $296.2 ($279.9 after tax) for quarter and six months ended July 2, 2023 incurred within the Entertainment segment, of which $231.2 related to the goodwill impairment of Film & TV due to the expected economic impact of industry factors and $65.0 related to an impairment of the Company's definite-lived intangible, eOne Trademark, which is included in Selling, Distribution and Administration.

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Quarter Ended
(all adjustments reported after-tax)	July 2, 2023	Diluted Per Share Amount	June 26, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(235.0)	$(1.69)	$142.0	$1.02
Acquisition and related costs	—	—	3.3	0.02
Acquired intangible amortization	14.3	0.10	15.3	0.11
Operational Excellence charges	8.0	0.06	—	—
Blueprint 2.0 implementation charges	0.5	—	—	—
Impairment of Goodwill and Intangible Assets	279.9	2.01	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$67.7	$0.49	$160.6	$1.15

	Six Months Ended
(all adjustments reported after-tax)	July 2, 2023	Diluted Per Share Amount	June 26, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(257.1)	$(1.85)	$203.2	$1.46
Acquisition and related costs	1.7	0.01	5.6	0.04
Acquired intangible amortization	27.6	0.20	31.2	0.22
Operational Excellence charges	16.1	0.12	—	—
Blueprint 2.0 implementation charges	0.5	—	—	—
Impairment of Goodwill and Intangible Assets	279.9	2.02	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$68.7	$0.49	$240.0	$1.72

(1) Amounts may not sum due to rounding